                                                                    Exhibit 99.1


           KROGER REPORTS EARNINGS OF $0.49 PER DILUTED SHARE, BEFORE
                   ONE-TIME ITEMS, FOR FOURTH QUARTER OF 2002
In 2002, Company Generated Record Free Cash Flow of $1.3 Billion and Reduced Net
                           Total Debt by $414 Million


         CINCINNATI, OH, March 11, 2003 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.49 per diluted share, before one-time items, for the fourth quarter ended February 1, 2003. These results are equal to the year-ago quarter on the same basis.

         One-time items during the quarter included expenses of $7.6 million pre-tax associated with systems conversions and other merger-related items, and income of $15.2 million pre-tax from the mark-to-market of the excess energy contracts in California.

         Collectively, these one-time items increased Kroger's fourth quarter net earnings by $7.6 million pre-tax or $4.5 million after tax ($0.01 per diluted share). Including these items, net earnings for the fourth quarter of fiscal 2002 were $381.0 million, versus $368.5 million a year ago. Net earnings per diluted share were $0.50, compared to $0.45 a year ago. The year-ago earnings figures have been adjusted for the elimination of goodwill as required by FASB 142.

         During the fourth quarter of 2002, the FASB's Emerging Issues Task Force reached a consensus on Issue 02-16 that addresses the method by which retailers account for allowances from vendors. Issue 02-16 became effective January 1, 2003. Net earnings were not affected by the adoption of Issue 02-16. The FIFO gross profit effect of adopting Issue 02-16, which affected less than 1%
of the annual vendor allowances earned by Kroger, was $27.6 million pre-tax. This expense was offset by a corresponding $27.6 million pre-tax LIFO credit.

         Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO, extraordinary and one-time items) for the fourth quarter of 2002 totaled $974.4 million, a decrease of 4.5% from a year ago.

         Total sales for the fourth quarter of fiscal 2002 increased 2.8% to $12.5 billion. Total food-store sales rose 2.4%. Identical food-store sales, including fuel, declined 1.0%. Identical food-store sales, excluding fuel, decreased 1.8%. Comparable food-store sales, which include relocations and expansions, decreased 0.3% for the quarter. Comparable food-store sales, excluding fuel, declined 1.2%. Kroger estimates that its product cost deflation, including fuel, was flat. Deflation, excluding fuel, was negative 0.5% in the quarter.

         "Sales during the holiday season were soft amid consumer concerns about the weak economy, high unemployment and uncertainty over a possible war. Competition remains intense and consolidation is continuing at a rapid pace," said Joseph A. Pichler, Kroger chairman and chief executive officer. "We continue to believe that the price reductions Kroger is making as part of our Strategic Growth Plan enable us to compete more effectively in this environment. Our identical food-store sales through the first five weeks of fiscal 2003 are trending higher than our results for the fourth quarter of 2002. We have benefited from both the weather and the continued implementation of our Plan."

         In the fourth quarter:

         . FIFO gross profit margin was 27.10%, a decrease of 61 basis points from a year ago, reflecting continued investment in the Strategic Growth Plan. For the year, FIFO gross profit margin declined by 33 basis points. FIFO gross profit margin excludes one-time expenses and the adoption of Issue 02-16.

         . Operating, general and administrative costs, before one-time expenses, increased 5 basis points to 18.10%. The fourth-quarter OG&A results reflect soft sales, rising health care and pension costs, and higher credit card fees. OG&A for the full year, excluding one-time items, decreased 7 basis points. As in the past, Kroger's OG&A calculations exclude depreciation and rent.

         . Net operating working capital totaled $337 million, a reduction of $193 million from a year ago. Net operating working capital improved $367 million as compared to the fourth quarter of 1999. The Company continues to make progress toward its goal of reducing net operating working capital by $500 million from the benchmark announced in the third quarter of 1999.

         . Net total debt was $8.1 billion, a decrease of $414 million as compared to the fourth quarter of 2001. Net total debt improved to
            2.16 times adjusted EBITDA, as compared to 2.27 times in the fourth quarter of 2001. This represents the best fourth-quarter coverage since Kroger's financial restructuring in 1988. The Company continues to make progress toward the goal of net total debt equal to 2.0 times adjusted EBITDA.

         . Kroger repurchased 7.4 million shares of common stock at an average price of $15.43 per share, for a total investment of $113.4 million. Since January 2000, Kroger has invested $2.1 billion to repurchase
            101.7 million shares. At year-end, Kroger had $446 million remaining under the $500 million repurchase program authorized in the fourth quarter. At current prices, Kroger continues to repurchase shares.

         Mr. Pichler said that Kroger generated record free cash flow of $1.3 billion in 2002, well above the Company's third-quarter guidance of $900 million, as a result of the reduction in net operating working capital and lower capital expenditures. This performance enabled the Company to repurchase stock, reduce debt and execute a strong capital investment program, he said.

         During the fourth quarter of 2002, Kroger opened, expanded, relocated or acquired 49 food stores. Total food store square footage increased 4.3% over the prior year. Including acquisitions, capital expenditures for the quarter totaled $458 million.

         For the full year, Kroger opened, expanded, relocated or acquired 151 food stores. The Company also completed 138 remodels. Capital expenditures for the year were $2.0 billion, including a synthetic lease buyout of $192 million and acquisitions of $119 million.

         In the second quarter of 1998, before the Fred Meyer merger, Kroger changed its method of accounting for certain store inventories from the retail method to the item cost method. The change improved the accuracy of product cost calculations.

         During the fourth quarter of fiscal 2002, Kroger adopted the item cost method for the former Fred Meyer divisions. As a result, Kroger incurred a non-cash charge of $90.7 million pre-tax. Generally Accepted Accounting Principles require that this change be reflected in the first quarter of the fiscal year in which the change was adopted. This change will be reflected in the quarterly information that will be provided in Kroger's 10-K for fiscal 2002.

         For fiscal 2002, sales increased 3.3% to $51.8 billion. Earnings from operations were $1.65 per diluted share, compared to $1.59 per diluted share in 2001. Earnings from operations for 2002 totaled $1.3 billion, equal to 2001. Results for both years exclude the items listed in Table 3 attached to this press release. Adjusted EBITDA totaled $3.749 billion for the year, as compared to $3.742 billion in 2001. Net earnings for 2002 were $1.52 per diluted share as compared to $1.37 in 2001. The 2001 earnings figure has been adjusted for the elimination of goodwill amortization as required by FASB 142.

         Looking ahead, the Company estimates that net earnings will be $1.63 per diluted share in fiscal 2003. This estimate is consistent with Kroger's previous guidance of $1.65, less $0.02 of expense in 2003 for systems conversions and the recently announced consolidation of Kroger's Michigan and Columbus divisions. The effect of any gain or expense from the mark-to-market of the excess energy contracts in California is excluded from Kroger's 2003 earnings guidance because it is not possible to estimate an effect at this time. Kroger expects identical food-store sales, including fuel, to be positive for 2003. These estimates assume that inflation will be flat in 2003 and that the economic and competitive environment remains unchanged.

     Additional 2003 guidance will be included in Kroger's Form 8-K to be filed with the Securities and Exchange Commission today.

     "I believe that Kroger's Strategic Growth Plan is the appropriate response to the economic and competitive conditions in the food retail industry," said Mr. Pichler. "Through the end of fiscal 2002, Kroger had achieved cost savings of $306 million. We expect to exceed the Plan's original goal of $500 million in savings by the end of 2003. Kroger is narrowing the price gap with discount operators and extending our price advantage over traditional competitors in most markets. The Company expects to continue the implementation of the Plan in 2003 by improving our competitive price position on key items in selected categories and markets, offering better value for our customers.

     "Kroger's considerable financial strength is a competitive advantage. We have the financial resources to continue making the price investments necessary to build our business, remodel and expand our store base, and increase our market share. As a result, Kroger is well positioned to continue generating strong free cash flow and build shareholder value," he said.

     Headquartered in Cincinnati, Ohio, Kroger is one of the nation's largest retail grocery chains. At the end of fiscal 2002, the Company operated (either directly or through its subsidiaries) 2,488 supermarkets and multi-department stores in 32 states under approximately two dozen banners including Kroger, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith's, Fry's and Fry's Marketplace, Dillons, QFC and City Market. Kroger also operated (either directly or through its subsidiaries) 784 convenience stores, 441 fine jewelry stores, 376 supermarket fuel centers and 41 food processing plants. For more information about Kroger, please visit our web site at www.kroger.com

                                      # # #

This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements relate to, among other things: projected sales and earnings per share; working capital reduction; a decline in net total debt-to-EBITDA ratio; reductions in OG&A; changes in cash flow; increases in health care, pension costs, credit card fees and changes in utility costs; and our Strategic Growth Plan; and are indicated by the words or phrases such as "comfortable," "committed," "expects," "estimate," and "goal." These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially. Our ability to achieve sales and earnings per share goals will be affected primarily by: pricing and promotional activities of existing and new competitors, including non-traditional competitors; our response to these actions; the state of the economy, including inflationary trends in certain commodities; and the success of our Strategic Growth Plan announced in December 2001. In addition to the factors identified above, our identical store sales growth could be affected by increases in Kroger private-label sales as well as the impact of "sister stores." Kroger's EPS goals could be affected by: sales performance; competitive actions; recessionary trends in the economy; our ability to achieve the cost reductions that we have identified, including those to reduce shrink and OG&A; continued increases in health care, pension and credit card fees; changes in utility costs; and the success of our capital investments. Our efforts to meet our working capital reduction targets could be adversely affected by: increases in product costs; newly opened or consolidated distribution centers; our ability to achieve sales growth from new square footage; competitive activity in the markets in which we operate; changes in our product mix; and changes in laws and regulations. Our ability to reduce our net total debt-to-EBITDA ratio could be adversely affected by: our ability to generate sales growth and free cash flow; interest rate fluctuations and other changes in capital market conditions; the Company's stock repurchase activity; unexpected increases in the cost of capital investments; acquisitions; and other factors. The results of our Strategic Growth Plan and our ability to generate free cash flow to the extent expected could be adversely affected if any of the factors identified above negatively impact our operations, or if any of our underlying strategies, including those to reduce shrink and OG&A and to increase productivity, are not achieved. In addition, the timing of the execution of the Plan could adversely impact our EPS and sales results. Our expected reduction in OG&A could be affected by increased costs, such as health care, pension, credit card fees and changes in utility costs. The cost associated with implementation of our Strategic Growth Plan, as well as the amount and timing of our expected cost reductions, could be affected by a worsening economy; increased competitive pressures; and any inability on our part to implement the Strategic Growth Plan when expected. Labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could affect our ability to achieve the goals outlined above. We assume no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (EST) on March 11, 2003 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EDT) on March 11, 2003 through March 21, 2003.

                                      # # #

Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304

Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

                                    Table 1.
                                 THE KROGER CO.
                  CONSOLIDATED QUARTERLY STATEMENTS OF EARNINGS
                         WITHOUT AND WITH ONE-TIME ITEMS
                     (in millions, except per share amounts)

                                                               FOURTH QUARTER 2002                      FOURTH QUARTER 2001
                                                       --------------------------------------  ------------------------------------
                                                         WITHOUT        (a)          WITH         WITHOUT        (a)       WITH
                                                       ------------  ----------  ------------  ------------    -------  -----------
SALES                                                  $   12,469.6  $        -  $   12,469.6  $   12,128.6    $     -  $  12,128.6

COSTS AND EXPENSES:
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING, AND TRANSPORTATION (a)            9,055.8         1.9       9,057.7       8,764.1        4.5      8,768.6
        OPERATING, GENERAL AND ADMINISTRATIVE (a)           2,257.6        (9.5)      2,248.1       2,189.4       14.7      2,204.1
        RENT                                                  147.6           -         147.6         151.5          -        151.5
        DEPRECIATION                                          267.0           -         267.0         236.7          -        236.7
        AMORTIZATION OF GOODWILL                                  -           -             -          18.9          -         18.9
        INTEREST EXPENSE INCL. CAPITAL LEASES                 139.6           -         139.6         141.4          -        141.4
        RESTRUCTURING CHARGES  AND RELATED ITEMS (a)              -           -             -             -       37.5         37.5
        MERGER-RELATED COSTS (a)                                  -           -             -             -       (0.8)        (0.8)
                                                       ------------  ----------  ------------  ------------    -------  -----------

             TOTAL                                         11,867.6        (7.6)     11,860.0      11,502.0       55.9     11,557.9

        EARNINGS FROM OPERATIONS BEFORE
             TAX EXPENSE                                      602.0         7.6         609.6         626.6      (55.9)       570.7

        TAX EXPENSE (b)                                       225.5         3.1         228.6         244.4      (24.2)       220.2
                                                       ------------  ----------  ------------  ------------    -------  -----------

        EARNINGS FROM OPERATIONS                              376.5         4.5         381.0         382.2      (31.7)       350.5

        EXTRAORDINARY ITEMS (c)                                   -           -             -          (0.1)         -         (0.1)
                                                       ------------  ----------  ------------  ------------    -------  -----------

        NET EARNINGS                                   $      376.5  $      4.5  $      381.0  $      382.1    $ (31.7) $     350.4
                                                       ============  ==========  ============  ============    =======  ===========


        EARNINGS PER BASIC COMMON SHARE:
        FROM OPERATIONS                                $       0.49              $       0.50  $       0.48             $      0.44
        EXTRAORDINARY ITEMS (c)                                0.00                      0.00          0.00                    0.00
                                                       ------------              ------------  ------------             -----------

        NET EARNINGS PER BASIC COMMON SHARE:           $       0.49              $       0.50  $       0.48             $      0.44
                                                       ============              ============  ============             ===========

             SHARES USED IN BASIC CALCULATION                 761.3                     761.3         797.5                   797.5

        EARNINGS PER DILUTED COMMON SHARE:
        FROM OPERATIONS                                $       0.49              $       0.50  $       0.47             $      0.43
        EXTRAORDINARY ITEMS (c)                                0.00                      0.00          0.00                    0.00
                                                       ------------              ------------  ------------             -----------

        NET EARNINGS PER DILUTED COMMON SHARE:         $       0.49              $       0.50  $       0.47             $      0.43
                                                       ============              ============  ============             ===========

             SHARES USED IN DILUTED CALCULATION               769.6                     769.6         814.7                   814.7

        LIFO CHARGE (CREDIT)                                  (34.3)      (27.6)        (61.9)         (3.7)         -         (3.7)
        GROSS PROFIT % (EXCLUDING LIFO CHARGE/CREDIT)         27.10%                    26.87%        27.71%                  27.67%
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
             WAREHOUSING AND TRANSPORTATION                   72.62%                    72.64%        72.26%                  72.30%
        OPERATING, GENERAL AND ADMINISTRATIVE                 18.10%                    18.03%        18.05%                  18.17%
        EFFECTIVE TAX RATE                                    37.45%                    37.50%        39.00%                  38.58%

Note: Certain prior year amounts have been reclassified to conform to current year presentation. Fourth quarter 2001 amounts include the amortization of goodwill. For a comparison of 2002 to 2001 without the amortization of goodwill, refer to Table 2.

(a) The pre-tax items excluded from the "without" presentation, but included in the "with" presentation, are summarized below.

                                                                    FOURTH QUARTER 2002                       FOURTH QUARTER 2001
                                                                   --------------------                       -------------------
        ONE-TIME EXPENSES IN MERCHANDISE COSTS -
             RELATED TO MERGERS                                         $      1.9                                 $      4.5
        ONE-TIME EXPENSES IN MERCHANDISE COSTS -
             EITF 02-16                                                       27.6                                         -
        ONE-TIME (CREDIT) IN MERCHANDISE COSTS -
             LIFO EFFECT OF EITF 02-16                                       (27.6)                                        -
        ONE-TIME EXPENSES IN OG&A - RELATED TO
             MERGERS                                                           5.7                                      12.5
        ONE-TIME EXPENSES (CREDIT) IN OG&A - UTILITY
             CONTRACTS                                                       (15.2)                                      2.2
        RESTRUCTURING CHARGES  AND RELATED ITEMS                                 -                                      37.5
        MERGER-RELATED COSTS                                                     -                                      (0.8)
                                                                        ----------                                 ---------
             TOTAL PRE-TAX ONE-TIME EXPENSES (CREDIT)                   $     (7.6)                                $    55.9
                                                                        ==========                                 =========

        The "restructuring charges" primarily included expenses related to the implementation of Kroger's Strategic Growth Plan. "Merger-related" charges and credits resulted from issuing and revaluing restricted stock related to merger synergies. Other costs listed as "related to mergers" primarily included severance and system conversion costs.

(b) Tax expense is affected by the non-deductibility of certain one-time items.

(c) The extraordinary items resulted from the early retirement of debt. These amounts are net of tax.

                                    Table 2.
                                 THE KROGER CO.
                    ADJUSTED QUARTERLY STATEMENTS OF EARNINGS
                         WITHOUT AND WITH ONE-TIME ITEMS
                     (in millions, except per share amounts)

Note: The following table adjusts net earnings, earnings from operations, net earnings per basic common share, net earnings per diluted common share, earnings from operations per common share and earnings from operations per diluted common share for the adoption of SFAS No. 142.

                                                              FOURTH QUARTER 2002                    FOURTH QUARTER 2001
                                                     -------------------------------------  -------------------------------------
                                                       WITHOUT        (a)         WITH        WITHOUT        (a)         WITH
                                                     -----------  -----------  -----------  -----------  -----------  -----------
REPORTED NET EARNINGS                                $     376.5  $       4.5  $     381.0  $     382.1  $     (31.7) $     350.4

ADDBACK:
  AMORTIZATION OF GOODWILL, NET OF TAX EFFECT                  -            -            -         18.0            -         18.0
                                                     -----------  -----------  -----------  -----------  -----------  -----------

ADJUSTED NET EARNINGS (c)                            $     376.5  $       4.5  $     381.0  $     400.1  $     (31.7) $     368.5

ADDBACK:
  EXTRAORDINARY ITEMS (b)                                      -            -            -          0.1            -          0.1
                                                     -----------  -----------  -----------  -----------  -----------  -----------

ADJUSTED EARNINGS FROM OPERATIONS                    $     376.5  $       4.5  $     381.0  $     400.2  $     (31.7) $     368.6



REPORTED NET EARNINGS PER BASIC COMMON SHARE         $      0.49               $      0.50  $      0.48               $      0.44
ADDBACK:
  AMORTIZATION OF GOODWILL, NET OF TAX EFFECT               0.00                      0.00         0.02                      0.02
                                                     -----------               -----------  -----------               -----------

ADJUSTED NET EARNINGS PER COMMON SHARE (c)           $      0.49               $      0.50  $      0.50               $      0.46

ADDBACK:
  EXTRAORDINARY ITEMS (b)                                   0.00                      0.00         0.00                      0.00

ADJUSTED EARNINGS FROM OPERATIONS                    $      0.49               $      0.50  $      0.50               $      0.46
                                                     ===========               ===========  ===========               ===========

  SHARES USED IN BASIC CALCULATION                         761.3                     761.3        797.5                     797.5


REPORTED NET EARNINGS PER DILUTED COMMON SHARE       $      0.49               $      0.50  $      0.47               $      0.43
ADDBACK:
  AMORTIZATION OF GOODWILL, NET OF TAX EFFECT               0.00                      0.00         0.02                      0.02
                                                     -----------               -----------  -----------               -----------

ADJUSTED NET EARNINGS PER DILUTED COMMON SHARE (c)   $      0.49               $      0.50  $      0.49               $      0.45

ADDBACK:
  EXTRAORDINARY ITEMS (b)                                   0.00                      0.00         0.00                      0.00
                                                     -----------               -----------  -----------               -----------

ADJUSTED EARNINGS FROM OPERATIONS                    $      0.49               $      0.50  $      0.49               $      0.45
                                                     ===========               ===========  ===========               ===========
  SHARES USED IN DILUTED CALCULATION                       769.6                     769.6        814.7                     814.7

(a) For a description of items excluded from the "without" presentation, but included in the "with" presentation, refer to Table 1.

(b) The extraordinary items resulted from the early retirement of debt. The amounts are net of tax.

(c) Amounts may not sum accurately due to rounding.

                                    Table 3.
                                 THE KROGER CO.
                       CONSOLIDATED STATEMENTS OF EARNINGS
 WITHOUT AND WITH ONE-TIME ITEMS AND THE CUMULATIVE EFFECT OF ACCOUNTING CHANGES
                     (in millions, except per share amounts)

                                                                        2002                                  2001
                                                        -----------------------------------   -----------------------------------
                                                          WITHOUT       (a)         WITH        WITHOUT      (a)          WITH
                                                        -----------  ---------    ---------   -----------  ---------   ----------
SALES                                                   $  51,759.5  $       -    $51,759.5   $  50,098.0  $      -    $ 50,098.0

COSTS AND EXPENSES:
    MERCHANDISE COSTS, INCLUDING ADVERTISING,
         WAREHOUSING, AND TRANSPORTATION (a)               37,717.8       92.6     37,810.4      36,386.1      11.9      36,398.0
    OPERATING, GENERAL AND ADMINISTRATIVE (a)               9,614.8        3.0      9,617.8       9,342.7     140.2       9,482.9
    RENT                                                      655.9          -        655.9         650.4         -         650.4
    DEPRECIATION                                            1,086.5          -      1,086.5         972.5         -         972.5
    AMORTIZATION OF GOODWILL                                      -          -            -         103.1         -         103.1
    INTEREST EXPENSE INCL. CAPITAL LEASES                     599.8          -        599.8         648.0         -         648.0
    IMPAIRMENT CHARGES (a)                                        -          -            -             -      90.5          90.5
    RESTRUCTURING CHARGES AND RELATED ITEMS (a)                   -       14.4         14.4             -      37.5          37.5
    MERGER-RELATED COSTS (a)                                      -        1.8          1.8             -       4.4           4.4
                                                        -----------  ---------    ---------   -----------  --------    ----------

         TOTAL                                             49,674.8      111.8     49,786.6      48,102.8     284.5      48,387.3

    EARNINGS FROM OPERATIONS BEFORE
         TAX EXPENSE                                        2,084.7     (111.8)     1,972.9       1,995.2    (284.5)      1,710.7

    TAX EXPENSE (b)                                           780.7      (40.9)       739.8         778.1    (110.1)        668.0
                                                        -----------  ---------    ---------   -----------  --------    ----------

    EARNINGS FROM OPERATIONS                                1,304.0      (70.9)     1,233.1       1,217.1    (174.4)      1,042.7

    EXTRAORDINARY ITEMS (c)                                   (11.7)         -        (11.7)         (0.2)        -          (0.2)
                                                        -----------  ---------    ---------   -----------  --------    ----------

    EARNINGS BEFORE CUMULATIVE EFFECT
         OF ACCOUNTING CHANGE                               1,292.3      (70.9)     1,221.4       1,216.9    (174.4)      1,042.5

    CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (d)                                               -      (16.5)       (16.5)            -         -             -
                                                        -----------  ---------    ---------   -----------  --------    ----------

    NET EARNINGS                                        $   1,292.3  $   (87.4)   $ 1,204.9   $   1,216.9    (174.4)   $  1,042.5
                                                        ===========  =========    =========   ===========  ========    ==========

    EARNINGS PER BASIC COMMON SHARE:
    FROM OPERATIONS                                     $      1.67               $    1.58   $      1.51              $     1.30
    EXTRAORDINARY ITEMS (c)                                   (0.02)                  (0.02)         0.00                    0.00
    CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (d)                                            0.00                   (0.02)         0.00                    0.00
                                                        -----------               ---------   -----------              ----------

         NET EARNINGS PER COMMON SHARE (e)              $      1.66               $    1.55   $      1.51              $     1.30
                                                        ===========               =========   ===========              ==========

         SHARES USED IN BASIC CALCULATION                     778.8                   778.8         804.5                   804.5

    EARNINGS PER DILUTED COMMON SHARE:
    FROM OPERATIONS                                     $      1.65               $    1.56   $      1.48              $     1.26
    EXTRAORDINARY ITEMS (c)                                   (0.01)                  (0.01)         0.00                    0.00
    CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (d)                                            0.00                   (0.02)         0.00                    0.00
                                                        -----------               ---------   -----------              ----------

         NET EARNINGS PER DILUTED COMMON SHARE (e)      $      1.63               $    1.52   $      1.48              $     1.26
                                                        ===========               =========   ===========              ==========

         SHARES USED IN DILUTED CALCULATION                   790.9                   790.9         824.6                   824.6

    LIFO CHARGE (CREDIT)                                      (22.3)     (27.6)       (49.9)         23.3                    23.3
    GROSS PROFIT % (EXCLUDING LIFO CHARGE/CREDIT)             27.09%                  26.85%        27.42%                  27.39%
    MERCHANDISE COSTS, INCLUDING ADVERTISING,
         WAREHOUSING AND TRANSPORTATION                       72.87%                  73.05%        72.63%                  72.65%
    OPERATING, GENERAL AND ADMINISTRATIVE                     18.58%                  18.58%        18.65%                  18.93%
    EFFECTIVE TAX RATE                                        37.45%                  37.50%        39.00%                  39.05%

Note: Certain prior year amounts have been reclassified to conform to current year presentation. 2001 amounts include the amortization of goodwill.
For a comparison of 2002 to 2001 without the amortization of goodwill, refer to Table 4.

(a) The pre-tax items excluded from the "without" presentation, but included in the "with" presentation, are summarized below.

                                                                   2002                 2001
                                                                -----------         -----------
        ONE-TIME EXPENSES IN MERCHANDISE COSTS -
             RELATED TO MERGERS                                 $       1.9         $      11.9
        ONE-TIME EXPENSES IN MERCHANDISE COSTS -
             ITEM-COST CONVERSION                                      90.7                   -
        ONE-TIME EXPENSES IN MERCHANDISE COSTS -
             EITF 02-16                                                27.6                   -
        ONE-TIME CREDIT IN MERCHANDISE COSTS -
             LIFO EFFECT OF EITF 02-16                                (27.6)                  -
        ONE-TIME EXPENSES IN OG&A - RELATED TO
             MERGERS                                                   22.0                37.4
        ONE-TIME EXPENSES IN OG&A - STORE CLOSINGS                        -                19.6
        ONE-TIME EXPENSES (CREDIT) IN OG&A - UTILITY
             CONTRACTS                                                (19.0)               83.2
        IMPAIRMENT CHARGES - SFAS No. 121                                 -                90.5
        RESTRUCTURING CHARGES AND RELATED ITEMS                        14.4                37.5
        MERGER-RELATED COSTS                                            1.8                 4.4
                                                                -----------         -----------

             TOTAL PRE-TAX ONE-TIME EXPENSES (CREDIT)           $     111.8         $     284.5
                                                                ===========         ===========

    The "restructuring charges" primarily included expenses related to the implementation of Kroger's Strategic Growth Plan. "Merger-related" charges and credits resulted from issuing and revaluing restricted stock related to merger synergies. Other costs listed as "related to mergers" primarily included severance and system conversion costs.

(b) Tax expense is affected by the non-deductibility of certain one-time items.

(c) The extraordinary items resulted from the early retirement of debt. These amounts are net of tax.

(d) Adoption of SFAS No. 142 in the first quarter 2002 resulted in a $16.5 million impairment charge, net of a $9.9 million tax benefit, for the write-down of the jewelry division goodwill.

(e) Per share amounts may not sum accurately due to rounding.

                                    Table 4.
                                 THE KROGER CO.
                         ADJUSTED STATEMENTS OF EARNINGS
 WITHOUT AND WITH ONE-TIME ITEMS AND THE CUMULATIVE EFFECT OF ACCOUNTING CHANGES
                     (in millions, except per share amounts)

Note: The following table adjusts net earnings, earnings from operations, net earnings per basic common share, net earnings per diluted common share, earnings from operations per common share and earnings from operations per diluted common share for the adoption of SFAS No. 142.

                                                                          2002                                             2001
                                                    ---------------------------------------------   --------------------------------
                                                        WITHOUT           (b)            WITH            WITHOUT            (b)
                                                    --------------   ------------   -------------   ----------------    ------------
REPORTED NET EARNINGS                                  $   1,292.3       $ (87.4)      $  1,204.9       $   1,216.9     $ (174.4)

ADDBACK:
     AMORTIZATION OF GOODWILL, NET OF TAX EFFECT                 -             -                -              91.3            -
     CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (a)                                              -          16.5             16.5                 -            -
                                                    --------------   -----------     ------------      ------------     --------
ADJUSTED NET EARNINGS                                      1,292.3         (70.9)         1,221.4           1,308.2       (174.4)

ADDBACK:
     EXTRAORDINARY ITEMS (c)                                  11.7             -             11.7               0.2            -
                                                    --------------   -----------     ------------      ------------     --------
ADJUSTED EARNINGS FROM OPERATIONS                      $   1,304.0       $ (70.9)      $  1,233.1       $   1,308.4     $ (174.4)


REPORTED NET EARNINGS PER BASIC COMMON SHARE           $      1.66                     $     1.55       $      1.51
ADDBACK:
     AMORTIZATION OF GOODWILL, NET OF TAX EFFECT              0.00                           0.00              0.11
     CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (a)                                           0.00                           0.02              0.00
                                                   ---------------                   ------------      ------------
ADJUSTED NET EARNINGS (d)                              $      1.66                     $     1.57       $      1.63
ADDBACK:
     EXTRAORDINARY ITEMS (c)                                  0.02                           0.02              0.00
                                                   ---------------                   ------------      ------------
ADJUSTED EARNINGS FROM OPERATIONS (d)                  $      1.67                     $     1.58       $      1.63
                                                   ===============                   ============      ============

     SHARES USED IN BASIC CALCULATION                        778.8                          778.8             804.5


REPORTED NET EARNINGS PER DILUTED COMMON SHARE         $      1.63                     $     1.52       $      1.48
ADDBACK:
     AMORTIZATION OF GOODWILL, NET OF TAX EFFECT              0.00                           0.00              0.11
     CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (a)                                           0.00                           0.02              0.00
                                                  ================                   ============      ============
ADJUSTED NET EARNINGS (d)                                     1.63                           1.54              1.59
ADDBACK:
     EXTRAORDINARY ITEMS (c)                                  0.01                           0.01              0.00
                                                  ----------------                   ------------      ------------
ADJUSTED EARNINGS FROM OPERATIONS (d)                  $      1.65                     $     1.56       $      1.59
                                                  ================                   ============      ============

     SHARES USED IN DILUTED CALCULATION                      790.9                          790.9             824.6

                                                  ----------------
                                                        WITH
                                                  ----------------
REPORTED NET EARNINGS                                  $   1,042.5

ADDBACK:
     AMORTIZATION OF GOODWILL, NET OF TAX EFFECT              91.3
     CUMULATIVE EFFECT OF ACCOUNTING

         CHANGE (a)                                              -
                                                       -----------
ADJUSTED NET EARNINGS                                      1,133.8

ADDBACK:
     EXTRAORDINARY ITEMS (c)                                   0.2
                                                       -----------
ADJUSTED EARNINGS FROM OPERATIONS                      $   1,134.0


REPORTED NET EARNINGS PER BASIC COMMON SHARE           $      1.30
ADDBACK:
     AMORTIZATION OF GOODWILL, NET OF TAX EFFECT              0.11
     CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (a)                                           0.00
                                                       -----------
ADJUSTED NET EARNINGS (d)                              $      1.41
ADDBACK:
     EXTRAORDINARY ITEMS (c)                                  0.00
                                                       -----------
ADJUSTED EARNINGS FROM OPERATIONS (d)                  $      1.41
                                                       ===========

     SHARES USED IN BASIC CALCULATION                        804.5


REPORTED NET EARNINGS PER DILUTED COMMON SHARE         $      1.26
ADDBACK:
     AMORTIZATION OF GOODWILL, NET OF TAX EFFECT              0.11
     CUMULATIVE EFFECT OF ACCOUNTING
         CHANGE (a)                                           0.00
                                                       -----------

ADJUSTED NET EARNINGS (d)                                     1.37
ADDBACK:
     EXTRAORDINARY ITEMS (c)                                  0.00
                                                       -----------
ADJUSTED EARNINGS FROM OPERATIONS (d)                  $      1.37
                                                       ===========

     SHARES USED IN DILUTED CALCULATION                      824.6



(a) Adoption of SFAS No. 142 in the first quarter 2002 resulted in a $16.5 million impairment charge, net of a $9.9 million tax benefit, for the write-down of the jewelry division goodwill.

(b) For a description of items excluded from the "without" presentation, but included in the "with" presentation, refer to Table 3.

(c) The extraordinary items resulted from the early retirement of debt. These amounts are net of tax.

(d)  Per share amounts may not sum accurately due to rounding.

                                    Table 5.
                                 THE KROGER CO.
                           CONSOLIDATED BALANCE SHEET
                                 (in millions)

                                                                                     February 01,           February 02,
                                                                                         2003                   2002
                                                                                    ---------------       ---------------
ASSETS
Current Assets
      Cash                                                                          $         171.2       $         160.6
      Receivables                                                                             677.1                 678.7
      Inventories                                                                           4,175.2               4,177.6
      Prepaid and other current assets                                                        542.2                 495.5
                                                                                    ---------------       ---------------

           Total current assets                                                             5,565.7               5,512.4

Property, plant and equipment, net                                                         10,547.9               9,657.0
Goodwill, net                                                                               3,575.1               3,594.2
Fair value interest rate hedges (a)                                                           110.2                     -
Other assets                                                                                  302.9                 305.2
                                                                                    ---------------       ---------------

           Total Assets                                                             $      20,101.8       $      19,068.8
                                                                                    ===============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt including
          capital leases                                                            $         352.4       $         436.2
      Accounts payable                                                                      3,278.4               3,004.9
      Accrued salaries and wages                                                              570.8                 583.7
      Other current liabilities                                                             1,406.1               1,460.5
                                                                                    ---------------       ---------------

           Total current liabilities                                                        5,607.7               5,485.3

Long-term debt including capital leases
      Face value long-term debt including capital leases                                    8,111.6               8,411.8
      Adjustment to reflect fair value interest rate hedges (a)                               110.2                 (18.6)
                                                                                    ---------------       ---------------
      Long-term debt including capital leases                                               8,221.8               8,393.2

Fair value interest rate hedges (a)                                                               -                  18.6
Other long-term liabilities                                                                 2,422.0               1,669.6

Stockholders' equity                                                                        3,850.3               3,502.1
                                                                                    ---------------       ---------------

           Total liabilities and stockholders' equity                               $      20,101.8       $      19,068.8
                                                                                    ===============       ===============

Total common shares outstanding at end of period                                              758.1                 794.2
Total diluted shares year to date                                                             790.9                 824.6

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

(a) Balance sheet adjustments to reflect fair value interest rate hedges of fixed rate debt, pursuant to SFAS No. 133.

               Table 6. Supplemental Food Store Sales Information

                           IDENTICAL FOOD STORE SALES

                                                                                                    KROGER'S ESTIMATE OF ITS
                                                                FOURTH QUARTER                 PRODUCT COST INFLATION (DEFLATION)
                                                        --------------------------------    ---------------------------------------
                                                             2002             2001                 2002                  2001
                                                        ---------------  ---------------    ------------------    -----------------
INCLUDING SUPERMARKET FUEL CENTERS                          (1.0)%           (0.3)%                 0.0%                 (0.4)%
EXCLUDING SUPERMARKET FUEL CENTERS                          (1.8)%           (0.8)%                (0.5)%                (0.1)%
TOTAL SUPERMARKET FUEL CENTERS                               376              227                   376                   227

                                                          COMPARABLE FOOD STORE SALES

                                                                                                    KROGER'S ESTIMATE OF ITS
                                                                 FOURTH QUARTER                PRODUCT COST INFLATION (DEFLATION)
                                                        --------------------------------    ---------------------------------------
                                                             2002             2001                 2002                  2001
                                                        ---------------  ---------------    ------------------    -----------------
INCLUDING SUPERMARKET FUEL CENTERS                          (0.3)%            0.3%                  0.0%                 (0.4)%
EXCLUDING SUPERMARKET FUEL CENTERS                          (1.2)%           (0.3)%                (0.5)%                (0.1)%
TOTAL SUPERMARKET FUEL CENTERS                               376              227                   376                   227

                       Supplemental Financial Information
                                  (in millions)

     Table 7. GROSS PROFIT EXCLUDING ONE-TIME ITEMS AND LIFO CHARGE (CREDIT)

                                                             FOURTH QUARTER
                                                       --------------------------
                                                           2002          2001          2002          2001
                                                       ------------  ------------  ------------  ------------
SALES                                                  $  12,469.6   $  12,128.6   $  51,759.5   $  50,098.0

MERCHANDISE COSTS                                          9,057.7       8,768.6      37,810.4      36,398.0

SUBTRACT:
  ONE-TIME EXPENSES INCLUDED IN MERCHANDISE COSTS (a)          1.9           4.5          92.6          11.9
                                                       ------------  ------------  ------------  ------------

MERCHANDISE COSTS WITHOUT ONE-TIME ITEMS                   9,055.8       8,764.1      37,717.8      36,386.1

ADDBACK:
  LIFO CHARGE (CREDIT) INCLUDED IN MERCHANDISE
    COSTS                                                    (34.3)         (3.7)        (22.3)         23.3
                                                       ------------  ------------  ------------  ------------

GROSS PROFIT (EXCLUDING LIFO CHARGE/CREDIT)            $   3,379.5   $   3,360.8   $  14,019.4   $  13,735.2

PERCENT TO SALES                                            27.10%        27.71%        27.09%        27.42%

(a) For a description of items excluded from the "without" presentation, but included in the "with" presentation, refer to Tables 1 and 3.

     Table 8. OPERATING, GENERAL AND ADMINISTRATIVE EXCLUDING ONE-TIME ITEMS

                                                             FOURTH QUARTER
                                                       --------------------------
                                                           2002          2001          2002          2001
                                                       ------------  ------------  ------------  ------------
SALES                                                  $  12,469.6   $  12,128.6   $  51,759.5   $  50,098.0

OPERATING, GENERAL AND ADMINISTRATIVE                      2,248.1       2,204.1       9,617.8       9,482.9

SUBTRACT:
  ONE-TIME EXPENSES (CREDIT) IN INCLUDED OPERATING,
    GENERAL AND ADMINISTRATIVE (a)                            (9.5)         14.7           3.0         140.2
                                                       ------------  ------------  ------------  ------------

OPERATING, GENERAL AND ADMINISTRATIVE WITHOUT
  ONE-TIME ITEMS                                       $   2,257.6   $   2,189.4   $   9,614.8   $   9,342.7

PERCENT TO SALES                                            18.10%        18.05%        18.58%        18.65%

(a) For a description of items excluded from the "without" presentation, but included in the "with" presentation, refer to Tables 1 and 3.

                             Table 9. NET TOTAL DEBT

                                                           2002          2001
                                                       ------------  ------------
LONG-TERM DEBT, INCLUDING CAPITAL LEASES AND
  CURRENT PORTION THEREOF                              $   8,574.2   $   8,829.4

SUBTRACT:
  ADJUSTMENT TO REFLECT FAIR VALUE INTEREST RATE
    HEDGES                                                   110.2         (18.6)

  INVESTMENTS IN OWN DEBT SECURITIES                          67.0          67.3

  PREFUNDED EMPLOYEE BENEFITS                                300.4         270.3
                                                       ------------  ------------
NET TOTAL DEBT                                         $   8,096.6   $   8,510.4

                       Supplemental Financial Information
                                  (in millions)

                    Table 10. NET OPERATING WORKING CAPITAL

                                                               2002               2001          CHANGE
                                                           -----------        -----------     -----------
CURRENT ASSETS                                              $  5,565.7         $ 5,512.4

CURRENT LIABILITIES                                            5,607.7           5,485.3
                                                           -----------        ----------

   GAAP WORKING CAPITAL                                          (42.0)             27.1           (69.1)

ADDBACK:
   LIFO RESERVE                                             $    290.1         $   340.0

   CURRENT PORTION OF LONG-TERM DEBT, INCLUDING
       CAPITAL LEASES                                            352.4             436.2

   CURRENT ACCRUED AND DEFERRED INCOME TAX
       LIABILITIES                                                56.1             121.7

SUBTRACT:
   PROPERTY HELD FOR SALE                                         19.6               7.1

   PREFUNDED EMPLOYEE BENEFITS                                   300.4             270.3
                                                           -----------        ----------

NET OPERATING WORKING CAPITAL                               $    336.6         $   647.6          (311.0)

SUBTRACT:
   ITEM-COST COMPARATIVE ADJUSTMENT                                  -              90.7

   EITF 02-16 COMPARATIVE ADJUSTMENT                                 -              27.6
                                                           -----------        ----------

ADJUSTED NET OPERATING WORKING CAPITAL                      $    336.6         $   529.3          (192.7)

                       Supplemental Financial Information
                                 (in millions)

                           Table 11. ADJUSTED EBITDA

                                                                   FOURTH QUARTER
                                                         ------------------------------------
                                                               2002               2001               2002               2001
                                                         -----------------  -----------------  -----------------  -----------------
EARNINGS FROM OPERATIONS BEFORE TAX EXPENSE              $           609.6  $           570.7  $         1,972.9  $         1,710.7

ADDBACK:
      DEPRECIATION                                                   267.0              236.7            1,086.5              972.5

      AMORTIZATION OF GOODWILL                                           -               18.9                  -              103.1

      INTEREST EXPENSE INCL. CAPITAL LEASES                          139.6              141.4              599.8              648.0
                                                         -----------------  -----------------  -----------------  -----------------

EBITDA                                                             1,016.2              967.7            3,659.2            3,434.3

ADDBACK:
      IMPAIRMENT CHARGES (a)                                             -                  -                  -               90.5
      RESTRUCTURING CHARGES (a)                                          -               37.5               14.4               37.5

      MERGER RELATED COSTS (a)                                           -               (0.8)               1.8                4.4

      ONE-TIME EXPENSES IN MERCHANDISE COSTS -
          RELATED TO MERGERS (a)                                       1.9                4.5                1.9               11.9

      ONE-TIME EXPENSES IN MERCHANDISE COSTS -
          ITEM-COST CONVERSION (a)                                       -                  -               90.7                  -

      ONE-TIME EXPENSES IN MERCHANDISE COSTS -
          EITF 02-16 (a)                                              27.6                  -               27.6                  -

      ONE-TIME CREDIT IN MERCHANDISE COSTS -
          LIFO EFFECT OF EITF 02-16 (a)                              (27.6)                 -              (27.6)                 -

      ONE-TIME EXPENSES IN OG&A - RELATED TO
          MERGERS (a)                                                  5.7               12.5               22.0               37.4

      ONE-TIME EXPENSES IN OG&A - STORE CLOSINGS (a)                     -                  -                  -               19.6

      ONE-TIME EXPENSES (CREDIT) IN OG&A - UTILITY
          CONTRACTS (a)                                              (15.2)               2.2              (19.0)              83.2

      LIFO CHARGE (CREDIT)                                           (34.3)              (3.7)             (22.3)              23.3

      ROUNDING                                                         0.1                  -                  -               (0.1)
                                                         -----------------  -----------------  -----------------  -----------------

ADJUSTED EBITDA                                          $           974.4  $         1,019.9  $         3,748.7  $         3,742.0

(a) For a description of these items refer to Tables 1 and 3.

                       Supplemental Financial Information
                                 (in millions)


               Table 12. NET TOTAL DEBT TO ADJUSTED EBITDA RATIO

                                                               2002               2001
                                                         ----------------  ----------------
NET TOTAL DEBT (Table 9)                                 $        8,096.6  $        8,510.4

ROLLING FOUR QUARTERS TOTAL ADJUSTED EBITDA (Table 11)            3,748.7           3,742.0
                                                         ----------------  ----------------

      NET TOTAL DEBT TO ADJUSTED EBITDA RATIO                        2.16              2.27


                            Table 13. FREE CASH FLOW

                                                              2002
                                                         ----------------

ROLLING FOUR QUARTERS TOTAL ADJUSTED EBITDA (Table 11)   $        3,748.7

SUBTRACT:
      ROLLING FOUR QUARTERS TOTAL CAPITAL
          EXPENDITURES                                            2,010.3

      ROLLING FOUR QUARTERS TOTAL CASH PAID FOR
          TAXES                                                     268.0

      ROLLING FOUR QUARTERS TOTAL CASH PAID FOR
          INTEREST                                                  585.0

      ROLLING FOUR QUARTERS NET INCREASE (DECREASE)
          IN NET OPERATING WORKING CAPITAL (Table 10)              (192.7)

ADDBACK:
      ROLLING FOUR QUARTERS TOTAL CAPITAL
          EXPENDED TO PURCHASE ASSETS PREVIOUSLY
          FINANCED UNDER A SYNTHETIC LEASE                          192.0
                                                         ----------------

      FREE CASH FLOW                                     $        1,270.1